LASERGATE SYSTEMS, INC.
                               28050 U.S. 19 North
                                    Suite 502
                            Clearwater, Florida 34621


                                                            March , 1996


GIS Systems Limited Partnership
5405 Cypress Center Drive
Tampa, Florida 33609

Gentlemen:

     Reference is made to that certain Asset Purchase Agreement (the "Purchase Agreement") between Lasergate Systems, Inc. ("Lasergate") and GIS Systems Limited Partnership ("GIS") dated January 1, 1995 and the ancillary documents executed in connection with the closing (the "Closing") of the transaction contemplated thereby including (i) the Escrow Agreement, (ii) the Common Stock Pledge Agreement, (iii) the Series B Preferred Stock Pledge and Call Agreement,
(iv) the Promissory Note of GIS in the principal amount of $559,000, (v) the Series B Promissory Note in the principal amount of $591,000, (vi) the Series B Note Purchase Agreement, (vii) the Series C Promissory Note in the principal amount of $1,733,335, (viii) the Series C Note Purchase Agreement, (ix) the Consulting Agreement with Fred Maglione, (x) the Consulting Agreement with Nicholas Flaskay, and (xi) the Indemnification Agreement among Lasergate, Nicholas Flaskay and Fred Maglione (collectively with the Purchase Agreement, the "Closing Documents"). The following sets forth our agreement with respect to
(i) the payment and cancellation of the promissory notes referenced above, (ii) the repurchase of certain shares of Common Stock and Series B Preferred Stock of Lasergate issued at the Closing, and (iii) the settlement of certain claims between us.

     On April 5, 1996 or such earlier date as Lasergate and GIS shall agree (the "Settlement Closing Date"), Lasergate shall deliver to GIS the following:

          1. A certified or bank cashier's check in the amount of 1,550,000;

          2. The Promissory Note of GIS in the principal amount of $559,000 marked cancelled; and

          3. A general release, in form and substance reasonably satisfactory to GIS, of all claims and for all liabilities including, but not limited to, those arising out of or in connection with the Closing Documents and any claims against GIS, Nicholas Flaskay and/or Fred Maglione with respect to their indemnification of Lasergate agreed to at the Closing.

     On the Settlement Closing Date, GIS shall deliver to Lasergate the following:

          1. A stock certificate representing 109,333 shares of Common Stock of Lasergate for cancellation together with a stock power duly executed in blank;

          2. A stock certificate representing 111,800 shares of Series B Preferred Stock of Lasergate for cancellation together with a stock power duly executed in blank;

          3. The Series B Promissory Note in the principal amount of $591,000 marked canceled;

          4. The Series C Promissory Note in the principal amount of $1,733,335 marked canceled; and

          5. A general release, in form and substance reasonably satisfactory to Lasergate, of all claims and for all liabilities including, but not limited to, those arising out of or in connection with the Closing Documents and any claims for payments with respect to contracts with former clients of GIS.

     On the Settlement Closing Date, general releases will also be exchanged between Lasergate and Nicholas Flaskay, and between Lasergate and Fred Maglione.

     GIS represents and warrants to Lasergate that on the Settlement Closing Date (i) GIS will be the owner of the foregoing shares of Common Stock and Series B Preferred Stock, the Series B Promissory Note and the Series C Promissory Note, in each case free and clear of all liens, claims and other encumbrances and (ii) the execution and delivery of the documents to be delivered by GIS on the Settlement Closing Date will have been duly authorized by its limited partners and no other or further partnership act or proceeding on the part of GIS will be necessary to consummate the transactions contemplated hereby. Lasergate represents and warrants to GIS that on the Settlement Closing Date, (i) Lasergate will be the owner of the aforementioned $559,000 Promissory Note, free and clear of all liens, claims and other encumbrances and (ii) the execution and delivery of the documents to be delivered by Lasergate on the Settlement Closing Date will have been duly authorized by its Board of Directors and no other or further act or proceeding on the part of Lasergate will be necessary to consummate the transactions contemplated hereby.

     If the foregoing correctly sets forth our understanding, please indicate your agreement by signing below whereupon, this document will constitute a valid and binding agreement of GIS and Lasergate enforceable in accordance with its terms. Notwithstanding the foregoing, should either party default under the terms of this Agreement, the other party shall not be deemed to have waived any claims or rights it would otherwise have had under the Closing Documents.

                                          Very truly yours,

                                          LASERGATE SYSTEMS, INC.


                                          By:
                                             --------------------------------
                                             Jacqueline Soechtig, President

AGREED TO:

GIS SYSTEMS LIMITED PARTNERSHIP

By:
   ------------------------------------
            Nicholas Flaskay, President



   ------------------------------------
            Nicholas Flaskay



   ------------------------------------
            Fred Maglione